Ex - 99.1

Ark Restaurants Announces Financial Results for the
Second Quarter of 2011

CONTACT:
Robert Towers
(212) 206-8800
bob@arkrestaurants.com

NEW YORK, New York – May16, 2011 — Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended April 2, 2011.

Effective October 3, 2010, the Company adopted amendments to ASC 810 (formerly FASB Statement of Accounting Standards (“SFAS”) No. 167—Amendments to FASB Interpretation No. 46(R) (“SFAS No 167”)). The new standard pertains to the consolidation of variable interest entities (“VIEs”) if the Company is determined to be the primary beneficiary of the VIE. As a result we were required to consolidate certain limited partnerships effective as of the adoption date. The Company did not retroactively apply this guidance.

As of April 2, 2011 the Company had no long-term debt and cash, cash equivalents and short term investments totaling $5,239,000 (including $834,000 of cash related to VIEs).

Total revenues for the three-month period ended April 2, 2011 were $30,219,000 versus $25,113,000 in the three months ended April 3, 2010. For the three-month period ended April 2, 2011 total revenues include $5,748,000 of consolidated VIE revenues.

Total revenues for the six-month period ended April 2, 2011 were $62,632,000 versus $50,689,000 in the six months ended April 3, 2010. For the six-month period ended April 2, 2011 total revenues include $10,515,000 of consolidated VIE revenues.

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the three-month period ended April 2, 2011 was a negative $563,000 versus a positive $128,000 during the same three-month period last year. The Company’s net loss from continuing operations for the three-month period ended April 2, 2011 was $1,468,000, or $0.42 per basic and diluted share, as compared to a net loss of $671,000, or $0.19 per basic and diluted share, for the same three-month period last year.

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the six-month period ended April 2, 2011 was $611,000 versus $185,000 during the same six-month period last year. The Company’s net loss from continuing operations for the six-month period ended April 2, 2011 was $1,585,000, or $0.46 per basic and diluted share, as compared to a net loss of $1,395,000, or $0.40 per basic and diluted share, for the same three-month period last year.

The decreases in Continuing Operations EBITDA and net loss from continuing operations for the three and six month periods ended April 2, 2011 as compared to the same periods of fiscal 2010 were primarily the result of increased food costs as a result of higher commodity prices, poor weather conditions and a decrease in operating income from the VIEs that were consolidated as of October 3, 2010.

Compared to the same three month period last year, Company-wide same store sales increased 0.7%.

Ark Restaurants owns and operates 22 restaurants and bars, 28 fast food concepts and catering operations. Seven restaurants are located in New York City, four are located in Washington, D.C., six are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include five restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort as well as three food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and six fast food concepts at the MGM Grand Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s fillings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13 week and 26 week periods ended April 2, 2011 and April 3, 2010

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended

	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010

TOTAL REVENUES (includes $5,748 and $10,515 for the 13 weeks and 26 weeks ended April 2, 2011, respectively, related to VIEs)	$30,219	$25,113	$62,632	$50,689

COST AND EXPENSES:

Food and beverage cost of sales	8,339	6,480	16,877	13,002
Payroll expenses	10,940	8,795	22,086	17,777
Occupancy expenses	5,086	3,851	9,424	8,069
Other operating costs and expenses	3,892	3,710	8,502	7,295
General and administrative expenses	2,360	2,626	4,807	5,071
Depreciation and amortization	1,127	1,023	2,278	1,920

Total costs and expenses (includes $4,477 and $8,523 for the 13 weeks and 26 weeks ended April 2, 2011, respectively, related to VIEs)	31,744	26,485	63,974	53,134

OPERATING LOSS	(1,525)	(1,372)	(1,342)	(2,445)

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	(22)	(7)	(21)	(56)
Other (income) expense, net	(208)	(11)	(278)	(5)

Total other (income) expense, net	(230)	(18)	(299)	(61)

Loss before benefit for income taxes	(1,295)	(1,354)	(1,043)	(2,384)

Benefit for income taxes	(278)	(373)	(217)	(596)

LOSS FROM CONTINUING OPERATIONS	(1,017)	(981)	(826)	(1,788)

DISCONTINUED OPERATIONS

Loss from operations of discontinued restaurant (includes a net loss on disposal of $71 for the 13 weeks ended April 2, 2011)	(93)	—	(219)	—

Benefit for income taxes	(8)	—	(39)	—

LOSS FROM DISCONTINUED OPERATIONS	(85)	—	(180)	—

CONSOLIDATED NET LOSS	(1,102)	(981)	(1,006)	(1,788)

Net (income) loss attributable to non-controlling interests	(451)	310	(759)	393

NET LOSS ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(1,553)	$(671)	$(1,765)	$(1,395)

AMOUNTS ATTRIBUTABLE TO ARK RESTAURANTS CORP.:

Loss from continuing operations	$(1,468)	$(671)	$(1,585)	$(1,395)
Loss from discontinued operations, net of tax	(85)	—	(180)	—

Net loss	$(1,553)	$(671)	$(1,765)	$(1,395)

NET LOSS PER SHARE OF ARK RESTAURANTS CORP. COMMON SHARE
From continuing operations:
Basic	$(0.42)	$(0.19)	$(0.46)	$(0.40)

Diluted	$(0.42)	$(0.19)	$(0.46)	$(0.40)

From discontinued operations:
Basic	$(0.02)	$—	$(0.05)	$—

Diluted	$(0.02)	$—	$(0.05)	$—

From net loss:
Basic	$(0.44)	$(0.19)	$(0.51)	$(0.40)

Diluted	$(0.44)	$(0.19)	$(0.51)	$(0.40)

WEIGHTED AVERAGE NUMBER OF SHARES-BASIC	3,493	3,490	3,493	3,490

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED	3,493	3,490	3,493	3,490

Continuing Operations EBITDA Reconciliation:
Pre tax income	$(1,295)	$(1,354)	$(1,043)	$(2,384)
Depreciation and amortization	1,127	1,023	2,278	1,920
Interest	(22)	(7)	(21)	(56)

EBITDA (a)	$(190)	$(338)	$1,214	$(520)

Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests:
EBITDA (as defined) (a)	$(190)	$(338)	$1,214	$(520)
Net (income) loss attributable to non-controlling interests	(451)	310	(759)	393
Non-cash stock option expense	78	156	156	312

Continuing Operations EBITDA, as adjusted	$(563)	$128	$611	$185

(a)

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income (loss), is included above.